   As filed with the Securities and Exchange Commission on November 24, 1997

                                                      Registration No. 333-
                                                                           -----

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        --------------------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                        --------------------------------


                                DIGENE CORPORATION
               --------------------------------------------------
               (EXACT NAME OF ISSUER AS SPECIFIED IN ITS CHARTER)


           Delaware                                       52-1536128
-------------------------------                       -------------------
(STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                        IDENTIFICATION NO.)

       9000 Virginia Manor Road
       Beltsville, Maryland                                  20705
----------------------------------------                  ----------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)


                       Digene Corporation Omnibus Plan
                  Digene Corporation 1997 Stock Option Plan
                  -----------------------------------------
                          (FULL TITLE OF THE PLANS)


                           Charles M. Fleischman,
                          Executive Vice President
                          9000 Virginia Manor Road
                         Beltsville, Maryland 20705
                         --------------------------
                   (NAME AND ADDRESS OF AGENT FOR SERVICE)

                               (301) 470-6500
       ---------------------------------------------------------------
        (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)


                                   Copies to:
                          Morris Cheston, Jr., Esquire
                       Ballard Spahr Andrews & Ingersoll
                        1735 Market Street - 51st Floor
                       Philadelphia, Pennsylvania  19103

                        CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------
                                   Proposed      Proposed      Amount of
Title of                           Maximum       Maximum       Registration
Securities       Amount            Offering      Aggregate     Fee
to be            to be             Price Per     Offering
Registered       Registered (1)    Share (2)     Price (2)
-------------------------------------------------------------------------------
Common Stock
$.01 par value   800,000 (3)       $  (2)        $8,075,000    $2,446.97

-------------------------------------------------------------------------------

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by split-up, reclassification, stock dividend and the like.

(2) In accordance with Securities and Exchange Commission Rule 457(h)(1), the price shown is based upon (i) 200,000 shares offered pursuant to options outstanding exercisable at the following prices: 75,000 shares at $13.00 per share and 125,000 shares at $10 per share; and (ii) 600,000 shares reserved for issuance upon exercise of options to be granted in the future, the proposed offering price of which has been determined based upon the average of the high and low price per share of Common Stock ($9.75) on November 17, 1997 as reported by the Nasdaq National Market.

(3) This registration statement relates to 500,000 shares of Common Stock, $.01 par value per share, reserved for issuance under the Digene Corporation 1997 Stock Option Plan (the "1997 Plan") and to 300,000 shares of Common Stock, $.01 par value per share, reserved for issuance under the Digene Corporation Omnibus Plan (the "Omnibus Plan"), which shares are in addition to 1,700,000 shares of Common Stock, $.01 par value per share, previously registered pursuant to a Registration Statement on Form S-8 and filed with the Securities and Exchange Commission (Registration No. 333-14933). The current filing is being made to register the 500,000 shares which are issuable under the 1997 Plan as well as an additional 300,000 shares which are issuable under the Omnibus Plan.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


                 The documents containing the information required to be included in Part I of this Registration Statement will be given or sent to all persons who were granted options to purchase shares of Common Stock of Digene Corporation ("Shares") pursuant to the 1997 Digene Corporation Stock Option Plan and the Digene Corporation Omnibus Plan (collectively, the "Plans") as specified by Rule 428 under the Securities Act of 1933, as amended (the "Act").


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3. -        INCORPORATION OF DOCUMENTS BY REFERENCE

                 The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), by Digene Corporation (the "Company") (File No. 0-28194) are incorporated herein by reference:

                          (a) The Annual Report of the Company on Form 10-K for the year ended June 30, 1997;

                          (b) The Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1997; and

                          (c) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated April 11, 1996.

                 Each document filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement, which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such document. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any subsequently filed document that also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.-         DESCRIPTION OF SECURITIES

                 Not applicable.

Item 5.-         INTERESTS OF NAMED EXPERTS AND COUNSEL

                 Not applicable.

Item 6.-         INDEMNIFICATION OF DIRECTORS AND OFFICERS

                 As set forth below, the Company has adopted the provisions of
Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") which eliminate or limit the personal liability of a director to the Company or its stockholders for monetary damages for breach of fiduciary duty under certain circumstances. Furthermore, under Section 145 of the DGCL, the Company shall indemnify each of its directors and officers against expenses (including reasonable costs, disbursements, and counsel fees) in connection with any proceeding involving such person by reason of having been an officer or director of the Company. In addition, the Company has obtained Directors' and Officers' Liability Insurance in the aggregate amount of $5,000,000 which insures its officers and directors against certain liabilities such persons may incur in their capacities as officers or directors of the Company.

                 Articles EIGHTH and NINTH of the Company's Amended and Restated Certificate of Incorporation provides as follows:

                 EIGHTH. Except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

                 NINTH. (a) Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in Section (b) of this Article NINTH, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Article NINTH shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the DGCL requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article NINTH or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

                 (b) If a claim under Section (a) of this Article NINTH is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of providing such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

                 (c) The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article NINTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

                 (d) The Corporation may maintain insurance, at its expense, to protect itself and any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.


Item 7.-         EXEMPTION FROM REGISTRATION CLAIMED

                 Not applicable.

Item 8.-  EXHIBITS

     4.1**Specimen copy of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Registration
          Statement on Form S-1, Reg. No. 333-2968)

     5*   Opinion of Ballard Spahr Andrews & Ingersoll re: legality

     23.1*Consent of Ernst & Young LLP

     23.2*Consent of Ballard Spahr Andrews & Ingersoll (included in Exhibit 5)

     24*  Power of Attorney (included on signature page)

     99*  Digene Corporation 1997 Stock Option Plan

---------------------
*    Filed herewith.
**   Incorporated by reference.


Item 9.-  UNDERTAKINGS

     A.   Rule 415 Offering

          The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                              (i)     To include any prospectus
          required by section 10(a)(3) of the Securities Act of 1933;

                              (ii)    To reflect in the prospectus
          any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of

                 Registration Fee" table in the effective registration statement;

                                  (iii)    To include any material information
                 with respect to the plan of distribution not previously disclosed in the registration statement or any material change in such information in the registration statement;

                                  Provided, however, that paragraphs (A)(1)(i)
                 and (A)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                          (3) To remove from any registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B.      Filings Incorporating Subsequent Exchange Act Documents By
                 Reference

                 The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C.      Incorporated Annual and Quarterly Reports

                 The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         D. Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

                 Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Beltsville, State of Maryland, on November 21, 1997.


                                     DIGENE CORPORATION


                                     By:/s/ Evan Jones
                                        -------------------------
                                        Evan Jones
                                        President,
                                        Chief Executive Officer
                                        and Chairman of the Board



                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                 Each person whose signature appears below in so signing also makes, constitutes and appoints Evan Jones and Charles M. Fleischman, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.


     Signature                   Title                   Date
     ---------                   -----                   ----

/s/Evan Jones                President, Chief            November 21, 1997
-----------------------      Executive Officer
  Evan Jones                 (principal executive
                             officer) and Chairman
                             of the Board


/s/Charles M. Fleischman     Executive Vice              November 21, 1997
------------------------     President, Chief
  Charles M. Fleischman      Operating Officer,
                             Chief Financial
                             Officer (principal
                             financial officer)
                             and Director

/s/Joseph P. Slattery        Controller (principal       November 21, 1997
-----------------------      accounting officer)
  Joseph P. Slattery


/s/ John J. Whitehead        Director                    November 21, 1997
------------------------
  John J. Whitehead

/s/ Joseph P. Migliara       Director                    November 21, 1997
------------------------
  Joseph P. Migliara


/s/ Wayne T. Hockmeyer       Director                    November 21, 1997
------------------------
  Wayne T. Hockmeyer

/s/ John H. Landon           Director                    November 21, 1997
------------------------
  John H. Landon

                                 EXHIBIT INDEX



EXHIBIT NO.                        DESCRIPTION
-----------                        -----------
  4.1            Specimen copy of Common Stock Certificate
                 (incorporated by reference to Exhibit 4.1 to the
                 Company's Registration Statement on Form S-1, Reg.
                 No. 333-2968)

  5              Opinion of Ballard Spahr Andrews & Ingersoll re: legality

  23.1           Consent of Ernst & Young LLP

  23.2           Consent of Ballard Spahr Andrews & Ingersoll (included in
                 Exhibit 5)

  24             Power of Attorney (included on signature page)

  99             Digene Corporation 1997 Stock Option Plan